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                                                                      EXHIBIT 21


                    PRINCIPAL SUBSIDIARIES OF THE REGISTRANT


                                                  State or Other Jurisdiction
                                                       of Incorporation or
     Name of subsidiary                                    Organization
---------------------------------         --------------------------------------

Activision Japan Co., Ltd.                                Japan

Activision (U.K.) Ltd.                                    United Kingdom

Activision Europe SARL                                    France

Activision Australia Pty Ltd.                             Australia

TDC Group, Inc.                                           Delaware

Activision Productions, Inc.                              Delaware

Activision Texas, Inc.                                    Delaware

Activision Illinois, Inc.                                 Delaware